Exhibit 99.1

BULL RUN CORPORATION SUBSIDIARY AND THE UNIVERSITY OF TEXAS EXECUTE 10-YEAR
              EXTENSION OF ATHLETICS MULTIMEDIA RIGHTS AGREEMENT

    ATLANTA, Nov. 14 /PRNewswire-FirstCall/ -- Bull Run Corporation (OTC: BULL) announced that Host Communications Inc., Bull Run's wholly-owned operating subsidiary, and the University of Texas have executed a 10-year extension of its athletics multimedia rights and sponsorship sales agreement.

    Under terms of the agreement, HOST renews its rights to represent UT Athletics and its 20-sport men's and women's athletics program in sponsorship sales, as well as radio, television and Internet broadcast production and distribution of athletics events, coaches' shows, and specialty programming. Additionally, HOST retains printing and publishing rights and the UT Athletics' Internet platform for TexasSports.com and MackBrown-TexasFootball.com. HOST also continues to manage endorsements, corporate sponsorship programs, game-day promotions and exposure at all UT Athletics venues.

    "HOST has been our marketing partner since 1983 and has done an outstanding job for the University," said UT Men's Athletics Director DeLoss Dodds. "We feel this long-term extension provides opportunities to maximize revenue generated through marketing and multimedia efforts while helping us enhance the UT Athletics experience for student-athletes, coaches, fans, alumni and all of our constituencies."

    Chris Plonsky, UT women's athletics director and senior associate athletics director/external services, said the Host-UT Athletics continuance "enables us to search for mutually-beneficial ways to expand joint efforts. Host has a terrific sales team, whose members are passionate, creative, and dedicated to supporting UT Athletics. We appreciate their efforts and those of our sponsors and businesses, who make a conscious decision to underwrite marketing programs and affinity relationship marketing platforms with UT Men's and Women's Athletics. Every dollar that supports college athletics helps us provide an optimum athletic and academic experience for our 700 Longhorns student-athletes."

    "We are very appreciative of the confidence DeLoss and his team at The University of Texas continue to have in Host Communications," said HOST CEO and President Tom Stultz. "Texas is a premier university. Every single one of its athletics programs competes at the championship level. We are excited about this renewed and expanded opportunity."

    Host Communications Inc. also has marketing agreements with the universities of Kentucky, Tennessee, Michigan, Florida State, Arizona, Oklahoma State, as well as the Southeastern Conference and NCAA Football. The company also manages four associations, more than 30 Internet sites, and has a printing and publishing division that produces more than 700 publications annually including all of the NCAA championship game-day programs. Additional information on HOST can be found on HOST's web site at www.hostcommunications.com. Bull Run's common stock is quoted on the Pink Sheets (www.pinksheets.com), a centralized quotation service for OTC securities, using the symbol "BULL". Additional company information and stock quotes are available on the Company's corporate web site at www.bullruncorp.com.

    Forward-Looking Statements

    Certain statements in this press release are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and actual results may differ materially from those forecasted.

SOURCE  Bull Run Corporation
    -0-                             11/14/2005
    /CONTACT: Robert S. Prather, Jr., Bull Run's President & Chief Executive Officer, +1-404-266-8333; or Thomas J. Stultz, HOST's President & Chief Executive Officer, +1-859-226-4356/
    /Web site:  http://www.bullruncorp.com
                http://TexasSports.com
                http://MackBrown-TexasFootball.com
                http://www.hostcommunications.com
                http://www.pinksheets.com /
    (BULL)